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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported) March 8, 2002


                           SALIX PHARMACEUTICALS, LTD.
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


             000-23265                                    94-3267443
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      (Commission file Number)                      (IRS Employer ID Number)


      8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina   27615
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(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code      (919) 862-1000
                                                   -----------------------------

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Item 5.  Other Events and Regulation FD Disclosure

       On March 8, 2002, Salix Pharmaceuticals, Ltd. issued a press release announcing the commencement of its public offering of 4,000,000 shares of common stock at a price to the public of $13.37 per share. The net proceeds to Salix are expected to be approximately $49.8 million.

       A copy of this press release is attached as an exhibit.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

       99.1 Press Release dated March 8, 2002



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                                   SIGNATURES
                                   ----------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          SALIX PHARMACEUTICALS, LTD.



Date: March 8, 2002                             By:  /s/ Adam C. Derbyshire
                                                     ---------------------------
                                                     Adam C. Derbyshire
                                                     Vice President and
                                                     Chief Financial Officer